UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

¬	Preliminary Information Statement
¬	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MINERCO RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
¬	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.	Proposed maximum aggregate value of transaction

5.	Total fee paid

¬
Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

2

Minerco Resources, Inc.
800 Bering Drive, Suite 201
Houston, Texas 77057
Telephone: (888) 473-5150

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Minerco Resources, Inc.:

This Information Statement is furnished to the stockholders of Minerco Resources, Inc., a Nevada corporation (“Minerco” or the “Corporation”), in connection with the Corporation’s prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of the Corporation’s voting power, including the holders of all of the Corporation’s outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), authorizing the Board of Directors of Minerco to: amend the Corporation’s Articles of Incorporation to (i) effect a 1-for-100 reverse stock split (the “Common Stock Split”) of the Corporation’s outstanding shares of common stock and a 1-for-100 reverse split of the Corporation’s outstanding shares of Series A Preferred Stock; (ii) decrease the number of authorized shares of the Corporation’s common stock from 3,500,000,000 to 250,000,000 and (iii) change the name of the Corporation to Minerco, Inc.; The amendments described in clauses (i) and (iii) above are hereinafter referred to collectively, as the “Amendments”).

On August 31, 2015, Minerco obtained the approval of the Amendments, by written consent of four stockholders that are the record owners of 57,740,001 shares of common stock, 15,000,000 shares of Series A Preferred Stock (which preferred stock is entitled to 1,500,000,000 votes and represents all of the outstanding shares of Series A Preferred Stock), 279,721 shares of Series B Preferred Stock (which preferred stock is entitled to 699,302,500 votes) and 615,495 shares of Series C Preferred Stock (which preferred stock is entitled to 3,077,455,000 votes), which represents approximately 52% of the voting power of Minerco as of August 31, 2015.  The filing of the Amendments with the Nevada Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement. The Amendments will become effective upon the determination of the Chief Executive Officer, in his discretion, at any time prior to December 31, 2015.

MINERCO IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power, which includes all of the holders of the Corporation's outstanding Series A Preferred Stock, satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on August 31, 2015 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders of the Corporation will be on or about September 10, 2015.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ V. Scott Vanis

V. Scott Vanis
Chief Executive Officer

September 10, 2015

This information statement is being furnished to all holders of the common stock and preferred stock of Minerco in connection with the proposed action by Written Consent to authorize the Board of Directors to carry out the Amendments.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock and Series A preferred stock of Minerco in connection with resolutions of the Board of Directors, as approved by the written consent of the holders of 52% of the voting power of the stockholders of Minerco as of the Record Date, including the written consent of the holders of all of the voting power of the Series A Preferred Stock, and provides public notice of the approval of the Amendment.

The Board of Directors has unanimously approved the Amendments, and stockholders owning approximately 52% of the outstanding voting power of Minerco as of the Record Date, including all of the outstanding shares of Series A Preferred Stock, have adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption “Vote Required for Approval” below. Such action by our stockholders will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendments and required notices with the Nevada Secretary of State’s office and the State of Nevada. The Amendments will become effective upon the determination of the Chief Executive Officer, in his discretion, at any time prior to December 31, 2015.

The Annual Report on Form 10-K for the year ended July 31, 2014, and any reports on Form 10-Q and Form 8-K filed by Minerco during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Minerco is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A 1-FOR-100 REVERSE STOCK SPLIT OF MINERCO’S COMMON STOCK AND THE SERIES A PREFERRED STOCK AND A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Purpose: Minerco’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to effectuate a 1-for-100 reverse stock split of all outstanding shares of common stock and Series A Preferred Stock. The Common and Preferred Stock Split would reduce the number of outstanding shares of our common stockand Series A Preferred Stock. The Board of Directors has determined that it would be in Minerco’s best interest to conduct a reverse stock split of its common stock and Series A Preferred Stock on a 1-for-100 basis and has received the consent of the holders of in excess of a majority of the voting power of Minerco’s securities to authorize the Board of Directors to conduct such a reverse stock split.  In addition, the Board of Directors has approved a reduction in the number of authorized shares of common stock from 3,500,000,000 to 250,000,000:

The primary purpose of the Common Stock Split would be to increase the per share price of Minerco’s common stock which we expect should help Minerco to:

a)
meet certain initial listing requirements of the NASDAQ Capital Market or NYSE MKT. In order to comply with the initial listing requirements of either the NASDAQ Capital Market or NYSE MKT, Minerco’s common stock must trade above either $2 or $3 per share depending upon the listing criteria. The current market price of the stock is below the initial listing per share price required by the NASDAQ Capital Market or NYSE MKT; and

b)
appeal to a broader range of investors to generate greater investor interest in Minerco. An increase in Minerco’s common stock price may make its common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients and many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which will reduce the number of potential purchasers of Minerco’s common stock when it is publicly traded if the stock price remains low. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

The primary purpose of the Preferred Stock Split is to maintain the same proportionate voting interest of the common and preferred stock after the Common Stock Split. Inasmuch as the Series A Preferred Stock does not provide for an adjustment upon stock splits, the Series A Preferred Stock would be entitled to vote and convert into a larger percentage of the common stock on a fully diluted basis after the Common Stock Split if the Preferred Stock Split is not effected.

In evaluating the Common Stock Split, Minerco’s Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board of Directors, however, determined that these negative factors were outweighed by the potential benefits.

For the above reasons, the Board of Directors believes that the Common and Preferred Stock Split is in the best interest of Minerco and its stockholders.  There can be no assurance, however, that the Common Stock Split will have the desired benefits. Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of Minerco’s common stock will continue to be based, in part, on Minerco’s performance and other factors unrelated to the number of shares outstanding. There can be no assurance that the market price per share of Minerco’s common stock after a reverse stock split will increase or remain in proportion to the reduction in the number of shares of Minerco’s common stock outstanding before the Common Stock Split.

Effects: The Common Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock and despite the reduction in the number of authorized but unissued shares of common stock will provide for unauthorized shares available for issuance.  One-Hundred (100) shares of the presently issued and outstanding common stock on the effective date of the Common Stock Split will convert into one share of the post-reverse stock split common stock. The Common Stock Split will affect all common stockholders uniformly and will have no impact on the par value.    A reverse stock split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of Minerco’s outstanding stock options, warrants and convertible securities in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options and conversion price of convertible securities would increase, likewise in proportion to the reverse stock split ratio. In connection with the Common Stock Split, the Board of Directors will also make a corresponding reduction in the number of shares available with respect to options granted under our Option Plan so as to avoid the effect of increasing the value of options previously granted. The Preferred Stock Split will provide for the combination of the presently issued and outstanding shares of Series A preferred stock into a smaller number of shares of identical Series A preferred stock and will provide for unauthorized shares available for issuance.  One-Hundred (100) shares of the presently issued and outstanding Series A preferred stock on the effective date of the Preferred Stock Split will convert into one share of the post-reverse stock split Series A preferred stock. The Preferred Stock Split will affect all preferred stockholders uniformly and will have no impact on the par value.

The Board of Directors has indicated that fractional shares will not be issued.  Instead, Minerco will issue one full share of the post-reverse stock split common stock and Series A preferred stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Common Split as that stockholder did immediately prior to the Common Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose other than upon conversion or exercise of currently outstanding securities, if the security holders should request conversion or exercise.

The Common Stock Split and the Preferred Stock Split will be effected by filing an amendment to Minerco’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing, which cannot occur prior to the mailing of this Information Statement and the 20 day waiting period. The Amendments will become effective upon the determination of the Chief Executive Officer, in his discretion, at any time prior to December 31, 2015.

Minerco is currently authorized to issue 3,500,000,000 shares of its common stock (which after the Amendments will be reduced to 250,000,000) of which 3,484,440,155 shares are currently issued and outstanding and 25,000,000 shares of preferred stock are authorized of which (i) 15,000,000 are designated as Series A Preferred Stock and 15,000,000 shares of Series A Preferred Stock are outstanding, 2,000,000 are designated Series B Preferred Stock and 369,959 shares of Series B Preferred Stock are outstanding, 1,000,000 shares of Series C Preferred Stock and 836,541 shares of Series C Preferred Stock outstanding. The outstanding shares of Minerco Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote along with the common stockholders with the Series A Preferred Stock entitled to 100 votes per share, Series B Preferred Stock entitled to 2,500 votes per share (subject to adjustment after the Common Stock Split) and Series C Preferred Stock entitled to 5,000 votes per share (subject to adjustment after the Common Stock Split).

Currently, stockholders holding 57,040,001 shares of common stock, 15,000,000 shares of Series A Preferred Stock, 279,721 shares of Series B Preferred Stock and 615,495 shares of Series C Preferred Stock which represents 5,334,817,501 votes representing approximately 52% of the voting rights, including all of the outstanding shares of Series A Preferred Stock have consented in writing to the proposal.

The Common Stock Split will affect all common stockholders uniformly and will not have any effect on the stated par value of the common stock and the Preferred Stock Split will affect all Series A preferred Stockholder uniformly and will not have any effect on the stated par value of the Series A preferred stock.

The effect of the Common Stock Split upon existing stockholders of the common stock will be that the total number of shares of Minerco’s common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Common Stock Split divided by 100, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).   The effect of the Preferred Stock Split upon existing stockholders of the Series A preferred stockholders will be that the total number of shares of Minerco’s Series A preferred stock held by each stockholder will automatically convert into the number of whole shares of Series A preferred stock equal to the number of shares of preferred stock owned immediately prior to the Preferred Stock Split divided by 100, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share). A reverse stock split on a 1-for-100 basis would reduce the number of issued and outstanding shares of common stock to approximately 34,844,402 and the Series A preferred stock to 150,000, but will not reduce the number of Series B or C preferred shares outstanding or authorized shares of common stock.  However, the Board of Directors has also approved (i) an amendment to Minerco’s Articles of Incorporation that will reduce the authorized number of shares of common stock from 3,500,000,000 to 250,000,000, as the larger authorized number of shares of common stock will no longer be needed due to the Common Stock Split. Although the number of shares into which the Minerco Series B, and C Preferred Stock is convertible will be reduced, the percentage of the outstanding shares of common stock into which the Minerco Series B, and C preferred stock will be convertible will not change.   However, the number of votes that the Series A, Preferred Stock is entitled is based upon the number of shares of preferred stock outstanding as opposed to the number of shares of commons stock outstanding and the Series A Preferred Stock converts into ten shares of common stock without any adjustment for the Common Stock Split. Therefore the Common Stock Split will not result in a reduction in the number of votes that the Series A Preferred Stock are entitled or the number of shares of common stock issuable upon conversion of the common stock and the effect of the Common Stock Split without the Preferred Stock Split will be to increase the voting power of the Series A Preferred Stock and proportionate ownership of the Series A Preferred Stock. The Series B and C Preferred Stock vote based upon the number of shares of common stock into which each class is convertible and is subject to adjustment for the Common Stock Split, therefore the Series B and C votes shall also be proportionately reduced by the Common Stock Split. In order to maintain a proportionate reduction in the Series A Preferred Stock, the Preferred Stock Split is necessary.

Each stockholder’s percentage ownership interest in Minerco will remain virtually unchanged on the date that the Common Stock Split and Preferred Stock Split is effectuated, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of stock will be substantially unaffected by the Common Stock Split and the Preferred Stock Split.  All issued and outstanding options, warrants, and convertible debt securities would be appropriately adjusted for the Common Stock Split and the Preferred Stock Split automatically on the effective date of the Common Stock Split.

As a result of the proposal to conduct the Common Stock Split and the fact that there will not be a proportionate reduction in the number of authorized shares of common stock, Minerco will have proportionately more authorized shares available for issuance and therefore, there is a significant risk of stockholder value represented by the common stock being diluted.  The proposed Common Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of Minerco. The Common Stock Split will reduce the number of outstanding shares of common stock to approximately 34,844,402; however, the authorized shares will not be reduced by the same proportionate amount and will only be reduced to 250,000,000 and the issuance of the remaining 215,155,598 would have a material dilutive effect upon existing stockholders. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. In addition, the Preferred Stock Split will reduce the number of shares of Series A preferred stock outstanding to 150,000 shares; however the authorized shares will remain at 15,000,000 and the issuance of the remaining 14,850,000 would have a material dilutive effect upon existing stockholders.

Because the Common Stock Split and the Preferred Stock Split without a corresponding decrease in the authorized common stock results in an increase in the number of authorized but unissued shares of our common stock or Series A preferred stock, it may be construed as having an anti-takeover effect.  Although neither the Common Stock Split not the Preferred Stock Split is being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of Minerco by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.   Such use of our stock could render more difficult, or discourage, an attempt to acquire control of Minerco if such transactions were opposed by the Board of Directors.

After the taking of any action to conduct the Common Stock Split and the Preferred Stock Split there is not a requirement that stockholders obtain new or replacement share certificates.  Each of the holders of record of shares of Minerco’s stock that is outstanding on the effective date of the Common Stock Split and Preferred Stock Split may contact Minerco’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common stock into which the existing shares have been converted as a result of the Common Stock Split and Preferred Stock Split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO MINERCO OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.
Unless and until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of Minerco common stock and Series A preferred stock to the transfer agent and receives in return a new certificate representing shares of Minerco common stock or Series A preferred stock, such stockholder’s existing common stock shall be deemed equal to the number of shares of Minerco common stock and Series A preferred stock to which such stockholder is entitled as a result of the Common Stock Split and Preferred Stock Split.
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes certain material federal income tax considerations relating to the proposed Common and Preferred Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.
This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.
STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.
The Common and Preferred Stock Split is intended to be a tax-free recapitalization to Minerco and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Common or Preferred Stock Split. The holding period for shares of common stock after the Common Stock Split and the Series A preferred stock will include the holding period of shares of stock before the stock split, provided that such shares of common stock are held as a capital asset at the effective date of the Amendments. The aggregate adjusted basis of the shares of stock after the stock split will be the same as the adjusted basis of the shares of common stock before the stock split.
Minerco believes that the foregoing addresses the material United States federal income tax consequences of the Common and Preferred Stock Split to stockholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. The tax consequences to stockholders of the Common and Preferred Stock Split may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, Minerco urges stockholders to consult their own tax advisors concerning the effect of the Common and Preferred Stock Split upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to stockholders.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE
ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION

Purpose: The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Corporation’s name to “Minerco, Inc.” The Board of Directors believes that the name Minerco Resources no longer has any relevance to its business since it is no longer in the oil, natural gas or renewable energy solutions business.

Based on the foregoing, the Board of Directors also believes that the new name is more accurately aligned with the business strategy of the Corporation.

Effect: A change to the Corporation’s name will most likely result in a change to the Corporation’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD OF DIRECTORS TO CONDUCT THE PROPOSED AMENDMENT.
Q.     WHY IS APPROVAL SOUGHT FOR THE PROPOSED COMMON STOCK SPLIT OF THE COMMON STOCK ON A 1-FOR-100 BASIS AND THE PROPOSED PREFERRED STOCK SPLIT ON A 1-FOR-100--BASIS?

A. The Board of Directors seeks approval of the Common and Preferred Stock Split.  It is the expectation of the Board of Directors that the Common Stock Split would provide an increase in the per share price of the common stock which we expect should help Minerco attract additional investors and meet certain requirements for initial listing on the NASDAQ Capital Market or the NYSE MKT and help Minerco appeal to a broader range of investors. The Preferred Stock Split will result in the stockholder’s percentage ownership interest in Minerco remaining virtually unchanged after effecting the Common Stock Split is effectuated.

Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED COMMON AND PREFERRED STOCK SPLIT?

A.  The members of the Board of Directors have unanimously approved the proposal to effectuate the Common and Preferred Stock Split of the common stock.

Q. WILL THE PROPOSED COMMON AND PREFERRED STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed Common and Preferred Stock Split is intended to be tax free for federal income tax purposes.
Q. WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSED COMMON AND PREFERRED STOCK SPLIT BEING PASSED?

A. To approve the Common Stock Split and the Preferred Stock Split, the affirmative vote of holders of in excess of a majority of the voting rights of the common stock, including a majority if the holders of Series A preferred stock, and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding in excess of a majority of the voting securities of Minerco and all of the Series A Preferred Stock.

Q:   WHY IS THE BOARD OF DIRECTORS PROPOSING AND RECOMMENDING TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK?

A:  Our Board of Directors believes that the amendment to the Articles of Incorporation to reduce the number of shares of common stock authorized to be issued from 3,500,000,000 to 250,000,000 is in the Company’s best interest in light of the proposed reverse stock split as explained above. Notwithstanding the decrease in the number of outstanding shares following the proposed reduction in the number of authorized shares of common stock, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Q.   HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK?

A.  All members of the Board of Directors have approved the proposal to authorize the Board of Directors to reduce the number of authorized shares of common stock as it is in the best interests of the Corporation and the best interest of the current stockholders of the Corporation.

Q.   WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSED REDUCTION OF THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK?

A.   To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the voting securities of the Corporation.

Q:   WHY IS THE BOARD OF DIRECTORS PROPOSING AND RECOMMENDING THE NAME OF THE CORPORATION BE CHANGED?

A:  The Corporation believes that the name Minerco Resources no longer has any relevance to its business.   Accordingly, the Board of Directors believes that the corporate name, Minerco, Inc., will better portray and convey the Corporation’s identity.
Q.   HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED NAME CHANGE?

A.  All members of the Board of Directors have approved the proposal to authorize the Board of Directors to effectuate the Name Change as it is in the best interests of the Corporation and the best interest of the current stockholders of the Corporation.

Q.   WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSED NAME CHANGE BEING PASSED?

A.   To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the voting securities of the Corporation.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Minerco will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: V. Scott Vanis, Chief Executive Officer of Minerco Resources, Inc., telephone: 888-473-5150.

VOTE REQUIRED FOR APPROVAL

The Board of Directors of Minerco have adopted, ratified and approved the proposal to authorize the Amendment and stockholders of the Corporation holding a majority of the voting power on the Record Date have approved the proposed Amendment.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the “Nevada Law”) do not provide for dissenter’s rights in connection with the proposed Amendments.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on August 31, 2015 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of August 31, 2015, Minerco had 3,484,440,155 issued and outstanding shares of common stock, 15,000,000 shares of Series A Preferred Stock outstanding, each share of Series A Preferred Stock is entitled to one hundred votes per share and 345,809 shares of Series B Preferred Stock are outstanding and are entitled to 2,500 votes per share subject to adjustment after the Common Stock Split and 836,543 shares of Series C Preferred Stock are outstanding and entitled to 5,000 votes per share, subject to adjustment after the Common Stock Split. Three stockholders holding and aggregate of 57,040,001 shares of common stock, 15,000,000 shares of Series A Preferred Stock, 279,721 shares of Series B Preferred Stock and 615,495 shares of Series C Preferred Stock representing approximately 52% of voting rights of the securities of Minerco, as of the Record Date, including all of the outstanding shares of Series A Preferred Stock has consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth, as of August 31, 2015, the total number of shares of common stock owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total shares of common stock. The stockholders listed below have direct ownership of their shares and possess voting and dispositive power with respect to the shares. The share calculations are based upon 3,484,440,155 shares of common stock outstanding as of August 31, 2015 and total votes of 10,092,042,655 after taking into account the voting power of the Series A, B and C Preferred Stock. The address of each beneficial owner is c/o Minerco Resources, Inc. 800 Bering Drive, Suite 201, Houston, Texas 77057.

Beneficial Owner	Number of Shares Beneficially Owned	Beneficial Percentage of Ownership	Voting Power(5)
V. Scott Vanis (1)	3,088,355,001	47.4%	30.6%
Sam J. Messina III (2)	1,250,000	26.4%	12.3%
William Juarez, Jr (3)	578,175,000	14.2%	5.7%
MSF International, Inc.	417,987,500	10.7%	4.1%
All Officers and Directors as a Group (2 persons)	4,338,355,001	35%	42.9%
 ____________

1.
V. Scott Vanis is our Chairman of the Board of Directors and our Chief Executive Officer, President and Secretary. Includes 57,040,001 shares for common stock, of which 47,000,000 shares are held by Vanis Education Trust. Includes 15,000,000 shares of Series A Preferred Stock that is entitled to 100 votes per share (an aggregate of 1,500,000,000 votes) and converts to common stock at a ratio of 10 to 1.  Also Includes 112,526 shares of Series B Preferred stock that is entitled to 2,500 votes per share (an aggregate of 281,131,500 votes) and converts to common stock at a ratio of 500 to 1. Also includes 250,000 shares of Series C Preferred stock that is entitled to 5,000 votes per share (an aggregate of 1,250,000 votes) and converts to common stock at a ratio of 50 to 1.

2.
Sam J. Messina III is a member of the Board of Directors and our Chief Financial Officer and Treasurer. Includes 250,000 shares of Series C Preferred stock that is entitled to 5,000 votes per share (an aggregate of 1,250,000votes) and converts to common stock at a ratio of 50 to 1.

3.	Includes 700,000 shares of common stock and 115,495 shares of Series C Preferred Stock (an aggregate of 577,475,000 votes).

4.
Based on 1,710,171,501 votes including 57,010,001shares of common stock, 1,500,000,000 Series A Preferred Stock votes, 699,302,500 Series B Preferred Stock votes and 3,077,475,000 Series C Preferred Stock votes.

The following table sets forth, as of August 31, 2015, the total number of Series A Preferred Stock owned beneficially by each of our directors, and officers, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shares of Series A Preferred Stock are entitled to 100 votes per share and convert to common shares at a ratio of 10 to 1.  The stockholder listed below has direct ownership of his shares and possesses voting and dispositive power with respect to the shares. The address of the beneficial owner is c/o Minerco Resources, Inc. 800 Bering Drive, Suite 201, Houston, Texas 77057.

	Number of	Percentage of
Beneficial Owner	Shares	Ownership

V. Scott Vanis	15,000,000	100.00%

All Officers and Directors as a Group (1 person)	15,000,000	100.0%
 ______________

1.	Based on 15,000,000 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is entitled to 100 votes

The following table sets forth, as of August 31, 2015, the total number of Series B Preferred shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The Series B Preferred shares are entitled to 5,000 votes per share and convert to common shares at a ratio of 1,000 to 1.  The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares. The address of the beneficial owner is c/o Minerco Resources, Inc. 800 Bering Drive, Suite 201, Houston, Texas 77057.

	Number of	Percentage of
Beneficial Owner	Shares	Ownership

V. Scott Vanis	112,526	30.4%
MSF International, Inc.	167,195	45.2%

All Officers and Directors as a Group (1 person)	112,526	30.4%
____________

1.	1. Based on 369,959 shares of Series B Preferred Stock outstanding. Each shares of Series B Preferred Stock is entitled to 2,500 votes, subject to adjustment.

The following table sets forth, as of August 31, 2015, the total number of Series C Preferred shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The Series C Preferred shares are entitled to 5,000 votes per share and convert to common shares at a ratio of 1,000 to 1.  The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares. The address of the beneficial owner is c/o Minerco Resources, Inc. 800 Bering Drive, Suite 201, Houston, Texas 77057.

	Number of	Percentage of
Beneficial Owner	Shares	Ownership(1)

V. Scott Vanis	250,000	29.9%
Sam J. Messina III	250,000	29.9%
William Juarez, Jr	115,495	13.8%
All Officers and Directors as a Group (2 persons)	500,000	59.8%

(1) Based on 836,541 shares of Series C Preferred Stock outstanding. Each shares of Series C Preferred Stock is entitled to 5,000 votes, subject to adjustment

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “could”, “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable laws, including the securities laws of the United States, we do not intend to update any of the forward-looking statements so as to conform these statements to actual results.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended July 31, 2014 and quarterly reports on Form 10-Q for the past quarters ended, October 31, 2014, January 31, 2015 and April 30, 2015, any reports on Form 8-K or other forms which have been filed with the SEC are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 800 Bering Drive, Suite 201, Houston, Texas 77057, stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: September 10, 2015

By Order of the Board of Directors

/s/ V. Scott Vanis

V. Scott Vanis, Chief Executive Officer

APPENDICES

Exhibit A - Written Consent of a Majority of the Voting Power of the Company

Exhibit B - Certificate of Amendment to the Articles of Incorporation

Exhibit A

STATEMENT OF ACTION
BY WRITTEN CONSENT OF THE HOLDERS OF A
MAJORITY OF THE VOTING POWER OF
MINERCO RESOURCES, INC.

The undersigned, holding a majority of the voting power of Minerco Resources, Inc., a Nevada corporation (the “Corporation”), including the holders of all of the outstanding shares of the Corporation’s Series A convertible preferred stock, and acting hereunder without the convening of a formal meeting pursuant to Section 78.315 of the Nevada Revised Statutes, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the change of the name of the Corporation to Minerco, Inc. be and hereby is approved;
RESOLVED FURTHER, that a decrease in the number of authorized shares of the Corporation’s common stock from 3,500,000,000 shares to 250,000,000 shares, be, and hereby is, approved;
RESOLVED FURTHER, that the a reverse split of the issued and outstanding shares of common stock and Series A convertible preferred stock on a basis of 1 for 100 be, and hereby is, approved; and
RESOLVED FURTHER, that the officers of the Corporation are hereby authorized to execute and deliver on behalf of the Corporation all such further documents, certificates, or instruments, to take on behalf of the Corporation all such further actions, and to pay on behalf of the Corporation all such expenses that he determines to be necessary or desirable in order to carry out the foregoing resolutions, the execution and delivery of any such documents, certificates, or instruments, the taking of any such actions, and the payment of any such expenses to be conclusive evidence of that determination.

IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation have executed this Statement of Action by Written Consent as of the 31st day of August, 2015.

By:	/s/ V. Scott Vanis
V. Scott Vanis

By:	/s/ Sam J. Messina III
Sam J. Messina III

By:	/s/ William Juarez, Jr.
William Juarez, Jr.

MSF International, Inc.

By: _/s/ Marco Mena
Name: Marco Mena
Title: General Manager

Exhibit B

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
Minerco Resources, Inc.

2. The articles have been amended as follows (provide article number if available):

Section 1. Name of the corporation: Minerco, Inc.

Section 3. shall be amended as follows:

The number of shares of Common Stock which the Company shall have the authority to issue is Two Hundred Fifty Million (250,000,000) shares, par value $0.001.

Upon the effective time of the Certificate of Amendment to the Articles of Incorporation (the “Effective Time”), the shares of Common Stock and Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock and Series A Convertible Preferred Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified into a smaller number of shares such that every one hundred shares of issued Common Stock and Series A Convertible Preferred Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock and Series A Convertible Preferred Stock, respectively. Notwithstanding the foregoing, no fractional shares of Common Stock or Series A Convertible Preferred Stock shall be issued as a result of the reclassification and any fraction of a share of Common Stock and Series A Convertible Preferred Stock that would otherwise have resulted from the foregoing stock split will be eliminated by rounding such fraction up to the nearest whole share.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock and Series A Convertible Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock and Series A Convertible Preferred Stock after the Effective Time into which the shares of Common Stock and Series A Convertible Preferred Stock formerly represented by such certificate shall have been reclassified; provided, however, that each person of record holding a certificate that represented shares of Common Stock and Series A Convertible Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock and Series A Convertible Preferred Stock after the Effective Time into which the shares of Common Stock and Series A Convertible Preferred Stock formerly represented by such certificate shall have been reclassified.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 52%

4. Effective date of filing (optional): September [ ], 2015

5. Signature: (required) Signature of Officer: ____________________________

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.